EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended June 30, 2018 Financial Results; Net Investment Income Per Share of $0.45; Declares Quarterly Distribution of $0.41 Per Share for Q3, 2018

NEW YORK, Aug. 06, 2018 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $19.2 million, or $0.45 per share, for the second quarter 2018.

At June 30, 2018, net asset value (NAV) was $21.93 per share, an increase of $0.06 per share from the prior quarter. In addition, the Company’s portfolio was 100% performing at June 30, 2018.

On August 2, 2018, the Board declared a third quarter distribution of $0.41 per share payable on October 2, 2018 to stockholders of record as of September 20, 2018. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2018:
Comprehensive Investment portfolio* fair value: $1.76 billion
Number of portfolio companies: 230
Net assets: $926.8 million
Net asset value per share: $21.93

Comprehensive Investment Portfolio Activity** for the Quarter Ended June 30, 2018:
Investments made during the quarter: $260.0 million
Investments prepaid and sold during the quarter: $295.1 million

Operating Results for the Quarter Ended June 30, 2018:
Net investment income: $19.2 million
Net investment income per share: $0.45
Net realized and unrealized gain: $0.6 million
Net increase in net assets from operations: $19.8 million
Earnings per share: $0.47

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio (including its ownership of its SBIC), NEF Holdings, LLC (“NEF”) full portfolio and the senior secured loans held by Senior Secured Unitranche Loan Program LLC (“SSLP”) and Senior Secured Unitranche Loan Program II LLC (“SSLP II”) attributable to the Company, and excludes the fair value of the equity interests in Crystal Financial, NEF, SSLP and SSLP II as well as intracompany transfers.

** Includes investment activity through Crystal Financial, NEF, and SSLP and SSLP II, attributable to the Company.

“Our second quarter results continue our history of delivering strong credit quality, NAV preservation, and earnings power,” said Michael Gross, Chairman and CEO.  “At June 30, 2018, approximately 65% of the Company’s assets were investments in Solar Capital’s commercial finance verticals, reflecting our successful transition to a diversified specialty finance business focused on senior secured lending across a number of middle market asset-based lending niches. The flexibility and competitive advantages afforded by our multi-product platform have enhanced Solar Capital’s ability to generate net investment income above our increased dividend level.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, August 7, 2018. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 8498206 when prompted. A telephone replay will be available until August 21, 2018 and can be accessed by dialing (855) 859-2056 and using the passcode 8498206. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended June 30, 2018, Solar Capital had total originations of $260.0 million and repayments of $295.1 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending.

Comprehensive Investment Portfolio Activity(1) Q2 2018 (in millions)
Asset Class	Cash Flow Loans(2)	Asset-based Loans / Crystal Financial(3)	Equipment Financings / NEF(4)	Life Science Loans	Total Portfolio Activity
Q2 2018 Originations	$44.7	$108.4	$59.5	$47.4	$260.0
Q2 2018 Repayments / Amortization	$121.9	$66.8	$25.4	$81.0	$295.1
Net Portfolio Activity	($77.1)	$41.6	$34.1	($33.6)	($34.9)

(1) Total Portfolio Activity includes gross originations/repayments across each business unit, attributable to SLRC.
(2) Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(3) Includes Crystal Financial’s full portfolio (and its ownership of its SBIC) and asset-based loans on the Company’s balance sheet.
(4) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at June 30, 2018 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans(1)	$604.5	34.4%	9.6%
Asset-Based Senior Secured Loans / Crystal Financial(2)	$566.9	32.3%	12.3%
Equipment Senior Secured Financings / NEF(3)	$348.4	19.8%	10.5%
Life Science Senior Secured Loans	$204.3	11.6%	11.9%(6)
Total Senior Secured Loans	$1,724.1	98.1%	10.9%
Equity and Equity-like Securities(4)	$33.0	1.9%
Total Comprehensive Investment Portfolio	$1,757.1	100%
Floating Rate Investments(5)	$1,357.3	78.2%
First Lien Senior Secured Loans	$1,465.1	83.4%
Second Lien Senior Secured Loans	$259.0	14.7%

(1) Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(2) Includes Crystal Financial’s full portfolio, including the Company’s pro rata ownership of Crystal’s SBIC, and asset-based loans on the Company’s balance sheet.
(3) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
(4) Excludes Crystal, NEF, SSLP and SSLP II membership interests, which distribute quarterly dividends to the Company.
(5) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
(6) Excludes the impact of success fees and/or warrants.

The Comprehensive Investment Portfolio is diversified across over 230 unique issuers across approximately 97 industries and with an average exposure of $7.6 million or 0.4% per issuer.

At June 30, 2018, 98.1% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 83.4% first lien senior secured loans and approximately 14.7% second lien senior secured loans. Second lien loan exposure of the Comprehensive Investment Portfolio declined by approximately 25% compared to the prior quarter, as the Company has focused its origination efforts on underwriting first lien and stretch first lien loans to upper middle market sponsor-owned companies as well as commercial finance investments.

The weighted average yield at fair value of all debt investments in the Comprehensive Portfolio was 10.9% at June 30, 2018 compared to 10.8% at March 31, 2018.

Solar Capital Ltd. Portfolio

Asset Quality

As of June 30, 2018, 100% of the Company’s portfolio was performing.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2018, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$96.9	6.9%
2	$1,289.8	91.9%
3	$15.0	1.1%
4	$1.1	0.1%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income(1) Q2 2018 (in millions)
For the Period:	Cash Flow Lending	Asset-based Lending / Crystal Financial	Equipment Financing / NEF	Life Science Lending	Total
Q2 2018	$14.8	$10.3	$5.2	$8.9	$39.2
% Contribution	37.9%	26.3%	13.2%	22.6%	100%

(1) Includes income/fees from cash flow loans on balance sheet and distributions from the SSLP’s, income/fees from asset based loans on balance sheet and distributions from Crystal Financial, income/fees from equipment financings on balance sheet and distributions from NEF Holdings, and income/fees from life science loans.

Solar Capital Ltd.’s Results of Operations for the Quarter Ended June 30, 2018 compared to the Quarter Ended June 30, 2017.

Investment Income

For the fiscal quarters ended June 30, 2018 and 2017, gross investment income totaled $39.2 million and $33.9 million, respectively. The increase in gross investment income from Q2 2017 to Q2 2018 was primarily due to an increase in the size of the income-producing portfolio and increased portfolio yield.

Expenses

Net expenses totaled $20.0 million and $17.8 million, respectively, for the fiscal quarters ended June 30, 2018 and 2017. The increase in expenses from Q2 2017 to Q2 2018 is primarily due to higher interest expense resulting from an increase in borrowings to support a larger income producing investment portfolio resulting in higher income and incentive fees, partially offset by the reduction in the base management fee.

Net Investment Income

The Company’s net investment income totaled $19.2 million and $16.1 million, or $0.45 and $0.38 per average share, respectively, for the fiscal quarters ended June 30, 2018 and 2017.

Net Realized and Unrealized Gain

Net realized and unrealized gains for the fiscal quarters ended June 30, 2018 and 2017 totaled approximately $0.6 million and $2.7 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended June 30, 2018 and 2017, the Company had a net increase in net assets resulting from operations of $19.8 million and $18.8 million, respectively. For the fiscal quarters ended June 30, 2018 and 2017, earnings per average share were $0.47 and $0.44, respectively.

Liquidity and Capital Resources

On April 30, 2018, the Company expanded commitments under its revolving credit facility by $50 million to $445 million. As of June 30, 2018, we had a total of $267.4 million of unused borrowing capacity under the Company’s revolving credit facility, subject to borrowing base limits.

Subsequent to quarter end, the Company again utilized the accordion feature under its revolving credit facility and expanded commitments by $35 million to $480 million. When including SSLP, SSLP II, Crystal Financial, NEF, and the $35 million of expanded commitments post quarter end, the Company had a total of approximately $625 million unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits.

Subsequent Event

On August 2, 2018 our Board approved a reduction in the minimum asset coverage ratio from 200% to 150%. This reduction will automatically apply to the Company effective as of August 2, 2019, unless approved earlier by the Company’s stockholders. In addition, the Board approved an amendment to the Investment Advisory Agreement reducing the Investment Advisor’s annual base management fee to 1.00% on assets financed using leverage over 1.0x debt-to-equity.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	June 30, 2018 (unaudited)	December 31, 2017
Assets
Investments at fair value:
Companies less than 5% owned (cost: $740,438 and $835,041, respectively)	$739,338	$834,410
Companies more than 25% owned (cost: $644,152 and $609,226, respectively)	663,414	626,760
Cash	9,157	5,963
Cash equivalents (cost: $214,756 and $144,826, respectively)	214,756	144,826
Receivable for investments sold	4,772	6,160
Dividends receivable	12,772	15,013
Interest receivable	5,706	7,336
Other receivable	59	58
Prepaid expenses and other assets	809	1,039
Total assets	$1,650,783	$1,641,565

Liabilities
Revolving credit facility	$177,600	$245,600
Unsecured senior notes due 2022	150,000	150,000
Unsecured tranche c senior notes due 2022 ($21,000 and $21,000 face amounts, respectively, reported net of unamortized debt issuance costs of $288 and $316, respectively)	20,712	20,684
Unsecured senior notes due 2023 ($75,000 and $75,000 face amounts, respectively, reported net of unamortized debt issuance costs of $1,654 and $1,813, respectively)	73,346	73,187
Term loans	50,000	50,000
Payable for investments and cash equivalents purchased	215,572	145,118
Distributions payable	17,327	16,904
Management fee payable	6,413	7,373
Performance-based incentive fee payable	4,791	4,660
Interest payable	3,217	2,485
Administrative services expense payable	1,664	2,756
Other liabilities and accrued expenses	3,352	1,193
Total liabilities	$723,994	$719,960

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	991,340	991,340
Distributions in excess of net investment income	(9,951)	(13,319)
Accumulated net realized loss	(73,185)	(73,742)
Net unrealized appreciation	18,162	16,903
Total net assets	$926,789	$921,605
Net Asset Value Per Share	$21.93	$21.81

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	June 30, 2018	June 30, 2017
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$24,664	$21,599
Companies more than 25% owned	673	308
Dividends:
Companies less than 5% owned	4	6
Companies more than 25% owned	12,828	11,676
Other income:
Companies less than 5% owned	956	237
Companies more than 25% owned	63	62
Total investment income	39,188	33,888

EXPENSES:
Management fees	$6,413	$6,567
Performance-based incentive fees	4,791	3,983
Interest and other credit facility expenses	6,092	4,957
Administrative services expense	1,406	1,313
Other general and administrative expenses	1,321	989
Total expenses	20,023	17,809
Net investment income	$19,165	$16,079

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$190	$(90)
Companies 5% to 25% owned	—	(4)
Companies more than 25% owned	—	—
Net realized gain (loss) on investments and cash equivalents	190	(94)
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(3,116)	4,441
Companies 5% to 25% owned	—	—
Companies more than 25% owned	3,551	(1,643)
Net change in unrealized gain	435	2,798
Net realized and unrealized gain on investments, cash equivalents and foreign currencies	625	2,704

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$19,790	$18,783
EARNINGS PER SHARE	$0.47	$0.44

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770